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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in DragonWave Inc.'s Annual Report on Form 40-F of our reports dated May 4, 2011 with respect to the consolidated financial statements of DragonWave Inc. (the "Company") for the years ended February 28, 2011 and February 28, 2010, and the effectiveness of internal control over financial reporting of the Company as at February 28, 2011.

        We also consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-167806 pertaining to the Company's Fifth Amended and Restated Key Employee Stock Option Plan of DragonWave Inc. of our reports dated May 4, 2011 with respect to the consolidated financial statements of DragonWave Inc. for the years ended February 28, 2011 and February 28, 2010, and the effectiveness of internal control over financial reporting of the Company as at February 28, 2011.

Ottawa, Canada, May 4, 2011	/s/ Ernst & Young LLP Chartered Accountants Licensed Public Accountants

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm